Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated November 25, 2008 in the Registration Statement (Form N-1A) of the Leuthold Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 26 under the Securities Act of 1933 (Registration No. 033-96634).

/s/Ernst & Young LLP

Minneapolis, Minnesota
January 29, 2009